UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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SYMMETRICOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYMMETRICOM, INC.

2300 ORCHARD PARKWAY

SAN JOSE, CA 95131-1017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 28, 2011

Annual Meeting

The Annual Meeting of Stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), will be held on Friday, October 28, 2011 at 1:00 p.m. at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017.

At the meeting, stockholders will consider and vote upon the following proposals:

1.	ELECTION OF DIRECTORS. To elect the nine director nominees named in the Proxy Statement.

2.	RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION. To conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

4.	ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION. To conduct a non-binding advisory vote on the frequency of holding a non-binding advisory vote on the compensation of the Company’s named executive officers.

5.	OTHER BUSINESS. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof. The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the meeting.

The Board of Directors has fixed the close of business on September 9, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a proxy card and return envelope are furnished herewith. Management urges each stockholder to read the Proxy Statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ JUSTIN R. SPENCER
Justin R. Spencer
Executive Vice President Finance and Administration, Chief Financial Officer and Secretary

San Jose, California

Dated: September 28, 2011

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING AND RETURNING A PROXY CARD AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

SYMMETRICOM, INC.

2300 ORCHARD PARKWAY

SAN JOSE, CA 95131-1017

PROXY STATEMENT

GENERAL

Date, Time and Place

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1:00 p.m. on Friday, October 28, 2011, at the principal executive offices of the Company at the address set forth above, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the “Proxy”) will be sent to stockholders on or about September 28, 2011.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to (1) elect the nine nominees for the Board named herein, (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year, (3) conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, (4) conduct a non-binding advisory vote on the frequency of holding future non-binding advisory votes on the compensation of the Company’s named executive officers, and (5) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Record Date and Share Ownership

Stockholders of record at the close of business on September 9, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 42,728,938 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see “Other Information—Share Ownership by Principal Stockholders and Management,” below.

Proxy/Voting Instruction Cards and Revocability of Proxies

If you hold shares as a registered stockholder in your own name, you should complete, sign and date the enclosed Proxy as promptly as possible and return it using the enclosed envelope. If your shares are held in street name through a bank, broker or other nominee, your bank, broker or other nominee will provide you with separate voting instructions on a form you will receive from them. Many such firms make telephone or Internet voting available.

The shares represented by Proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting in accordance with the voting instructions contained therein. Where such Proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any Proxy that is returned using the form of Proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of the Company’s nine nominees as directors, FOR ratification of the appointment of the designated independent registered public accounting firm, FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, and FOR a non-binding advisory vote on the compensation of the Company’s named executive officers to be held “EVERY YEAR” and as the proxy holders deem advisable on other matters that may properly come before the meeting.

Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 2300 Orchard Parkway, San Jose, California 95131-1017, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.

Voting and Solicitation

Holders of record of shares of common stock on the Record Date are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the outstanding shares of common stock on the Record Date present in person or represented by Proxy and entitled to vote at the Annual Meeting. The Inspector will treat abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because the broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Neither withheld votes nor broker non-votes will have any effect on the outcome of the election of directors. The ratification and approval of the appointment of the Company’s independent registered public accounting firm for the current fiscal year requires the affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same practical effect as votes against this proposal, because they represent shares that are present but not votes “for” or “against” the proposal. Brokers, banks and other nominees have the power to vote without receiving voting instructions from the owner on the ratification and approval of the Company’s independent registered public accounting firm, so the Company expects no broker non-votes on this proposal. The approval on a non-binding advisory basis of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement and the approval on a non-binding advisory basis of the frequency of the non-binding advisory vote on compensation of the Company’s named executive officers each requires the affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. However, the votes of the Company’s stockholders regarding the compensation for the Company’s named executive officers and the frequency of holding future advisory votes on executive compensation are advisory in nature and will not be binding on the Company or the Company’s Board of Directors and may not impact whether or not compensation is paid. Abstentions will have the same practical effect as votes against each of these proposals, because they represent shares that are present but not votes “for” or “against” the proposal. The advisory votes on named executive officer compensation and on the frequency of holding future advisory votes on executive compensation are non-routine proposals on which brokers, banks and other nominees do not have discretion to vote any uninstructed shares. Broker non-votes will have no effect in determining the outcome of these advisory votes on named executive officer compensation and the frequency of holding future advisory votes on executive compensation. There are no statutory or contractual rights of appraisal or similar remedies available with respect to any matter to be voted upon at the Annual Meeting.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

Any proposal to be considered for inclusion in the Company’s proxy materials for the Company’s next Annual Meeting of Stockholders must be received at the Company’s principal office no later than May 31, 2012. Any such proposals must be submitted in writing and addressed to the attention of the Company’s Corporate Secretary at 2300 Orchard Parkway, San Jose, California 95131-1017. In accordance with our Bylaws, proposals of stockholders intended to be presented at the Company’s 2012 Annual Meeting of Stockholders (without inclusion of such proposal in the Company’s proxy statement and form of proxy) must include the information specified in our Bylaws and must be delivered to or mailed and received by the Company at our principal executive offices not less than 90 days or more than 120 days prior to the one-year anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that if the date of the Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered to, or mailed and received, not later than the close of business on the 90th day prior to such Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of such Annual Meeting of Stockholders was first made. In the case of our 2012 Annual Meeting of Stockholders, this advance notice must be received no earlier than June 30, 2012 and no later than July 30, 2012, assuming the date of the 2012 Annual Meeting of Stockholders occurs within 30 days before or 60 days after the anniversary date of the 2011 Annual Meeting. The Company currently anticipates that its 2012 Annual Meeting of Stockholders will be held on October 26, 2012. In accordance with the Company’s Bylaws, any stockholder proposals that do not comply with these notice requirements may not be presented at the Company’s 2012 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 28, 2011: This Proxy Statement and our 2011 Annual Report on Form 10-K are available at

http://www.symmetricom.com/annualproxy.

PROPOSAL No. ONE

ELECTION OF DIRECTORS

Nominees

A Board of nine directors is to be elected at the Annual Meeting. The Bylaws of the Company provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at nine. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company’s nine nominees named below, all of whom are presently directors of the Company. The nine nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting and until his or her successor has been duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.

The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Principal Occupation or Employment
Nominees
Robert T. Clarkson	58	2000	Chairman of the Board of Symmetricom, Inc., and Partner of Jones Day (Silicon Valley office)
David G. Côté	57	2009	President and Chief Executive Officer
Alfred Boschulte (1)(3)	69	2002	Vice Chairman, The Virgin Islands Next Generation Network, Director of New York Independent System Operator and Chairman of Probe Financial Associates
James A. Chiddix (2)	66	2007	Director ARRIS Group, Inc., Virgin Media, Inc. and Dycom Industries, Inc.
Elizabeth A. Fetter (2)(3)	53	2002	President, CEO and Director of NxGen Modular LLC, and Director of Quantum Corporation
Robert M. Neumeister Jr. (3)	61	1998	Former Executive Vice President and Chief Financial Officer of Linux Networx, Inc.
Dr. Richard W. Oliver (1)	65	1997	Chief Executive Officer of American Sentinel University
Richard N. Snyder (2)	66	1999	Former Chairman and Chief Executive Officer of Asure Software, Inc.
Robert J. Stanzione (1)	63	2005	Chairman and Chief Executive Officer of ARRIS Group, Inc.

(1)	Member of the Nominating and Governance Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

Director Qualifications and Diversity

As described below under “The Board of Directors and its Committees—Nominating and Governance Committee,” the Nominating and Governance Committee of our Board considers factors such as integrity, ethics and values, experience in corporate management and the Company’s industry, academic expertise and business judgment in evaluating director nominees. The Board does not have a formal diversity policy, but does consider diversity to be a relevant consideration, among others, in the process of evaluating and identifying director candidates. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, understanding of the Company’s business on a technical level, other board service and educational and professional background. Each candidate must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Company believes each of its current directors has broad experience in the technology industry and brings a strong set of relevant skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including technology industry expertise, operations, corporate governance and compliance, board service, executive management, finance, customer segments, mergers and acquisitions, and international business. Beneath the biographical details of each director nominee listed below is a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to conclude that each nominee should continue to serve on the Board.

Mr. Clarkson has been a member of Symmetricom’s Board since 2000. Mr. Clarkson has been a partner in Jones Day, an international law firm, since February 2003, where he works in the firm’s Silicon Valley office. From September 2000 to February 2003, Mr. Clarkson was an independent consultant and investor. From March 2000 until September 2000, Mr. Clarkson served as Chief Operating Officer of MarchFIRST, an internet consultancy. From December 1998 to February 2000, Mr. Clarkson served in various executive positions with US Web/CKS, a professional services company that was a predecessor to MarchFIRST. Mr. Clarkson’s experience as a member of the Company’s Board and as a practicing attorney provides expertise in corporate governance and compliance, development of technology, business development and mergers and acquisitions.

Mr. Côté has been a member of the Company’s Board and President and Chief Executive Officer of Symmetricom since 2009. Prior to joining Symmetricom, Mr. Côté was Chief Executive Officer and President at Packeteer, Inc., a leading provider of Internet application infrastructure systems, from 2002 to 2008. Mr. Côté’s experience as a member of the Company’s Board, as President and CEO of the Company and as CEO and President of a leading provider of Internet application infrastructure provides expertise in the technology industry, executive management and financial management.

Mr. Boschulte has been a member of the Company’s Board since 2002. Mr. Boschulte was a Board member of Datum, Inc., which was acquired by the Company in October 2002. He is currently Vice Chairman of The Virgin Islands Next Generation Network, a member of the Board of Directors and Chair of the Audit and Compliance Committee of the Board of Directors of the New York Independent System Operator, Chairman of Probe Financial Associates, and Board member of Global Broadband Services. Mr. Boschulte was a Director of Transwitch Corporation, a communications ASIC developer until May 2009. In addition, Mr. Boschulte was Chairman, Chief Executive Officer and President of Nynex Mobile Communications, a cellular telephone company, from 1989 to 1995 and Chairman and Chief Executive Officer of Independent Wireless One Corp., a wireless telecommunications service provider, from 1999 to 2001. Mr. Boschulte’s experience as a member of the Company’s Board, as well as his board and management experience with other companies, provides expertise in the technology and communications industries, audit committee and risk oversight matters, finance and executive management.

Mr. Chiddix has been a member of the Company’s Board of Directors since 2007. Mr. Chiddix is on the board of ARRIS Group, Inc., a communications technology company which designs broadband networks and develops, supplies cable telephony, video and high speed data equipment, Virgin Media Inc., a primary provider of cable TV, broadband and fixed and wireless phone services in the United Kingdom and Dycom Industries, Inc., a leading provider of construction and engineering services to the telecommunications, cable TV and power utility industries. Mr. Chiddix was CEO and Chairman at OpenTV Corp., a provider of cable and satellite set-top box software, between March 2004 and March 2007, and remained on its board through November 2009. Prior to OpenTV, Mr. Chiddix served from July 2001 to January 2004 as President of Time Warner Inc.’s Interactive Television Division, developing streaming time shifted video services, and for the 15 preceding years, he was Chief Technology Officer at Time Warner Cable, where he was responsible for technology strategy, engineering, and research and development. Mr. Chiddix’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology and cable industries and corporate governance and compliance.

Ms. Fetter has been a member of the Company’s Board since 2002. She was a director of Datum Inc., which was acquired by the Company in October 2002, from March 2000 to October 2002. She has been President and CEO and a member of the Board of Directors of NxGen Modular, a provider of modular buildings and assemblies, since April 2011. She is currently a board member of Quantum Corporation, a data storage company and a board member and Chairman of Board of Alliant International University, a non-profit educational institute. She was a board member of Ikanos Communications, a provider of broadband equipment, from February 2008 to August 2009. Ms. Fetter was formerly the President, Chief Executive Officer, and Director of Jacent Technologies, a privately held supplier of on-demand ordering solutions for the restaurant industry, from March 2007 until October 2007. Ms. Fetter was President, Chief Executive Officer and a director of QRS Corporation, a retail supply chain and services company, from October 2001 through November 2004, when QRS was sold to Inovis Inc. She served as President, Chief Executive Officer and a director of NorthPoint Communications Group, Inc. from March 2000 to April 2001, after serving as a director since January 2000. Ms. Fetter previously was Vice President and General Manager of the Consumer Services Group at U.S. West, Inc and held various senior executive positions at Pacific Bell. Ms. Fetter also received a Professional Director Certification in 2010. Ms. Fetter’s experience as a member of the Company’s Board, as well as her board and management experience with other technology companies, provides expertise in the technology industry, executive management and corporate governance and compliance.

Mr. Neumeister has been a member of the Company’s Board of Directors since 1998. He was also a board member of Geeknet Inc. (formerly SourceForge Inc.) from 2001 until May 2011. He was Chairman of the Board from December 2007 to July 2010 of Geeknet Inc. and also acted as Interim Chief Executive Officer from June 2008 to January 2009. He also serves on the Board of Trustees of American Sentinel University, which is a private for profit educational institute. Mr. Neumeister served on the board of Covad Communications Group, Inc. from 2005 to 2007. Mr. Neumeister was Executive Vice President and Chief Financial Officer of Linux Networx, Inc., a privately held company in the high performance computing industry, from April 2006 until May 2007. Mr. Neumeister served from December 2002 until October 2005 as Executive Vice President and Chief Financial Officer of Dex Media, Inc., a NYSE listed company that was acquired in January 2006 by R.H. Donnelley. Mr. Neumeister also served as Chief Financial Officer of Myriad Proteomics, Inc., a biotechnology company and as Executive Vice President and Chief Financial Officer of Aerie Networks, Inc., a telecommunications company, from October 2001 to December 2002. From December 1998 to January 2000, Mr. Neumeister was Vice President, Finance and Director of Finance of Intel Corporation, a semiconductor manufacturer. He also holds a Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Neumeister’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology industry, finance, executive management and corporate governance and compliance.

Dr. Oliver has been a member of the Company’s Board since 1997. He has been Chief Executive Officer of American Sentinel University, which is a private for profit educational institute, since June 2000. Dr. Oliver was a professor of management at the Owen Graduate School of Management at Vanderbilt University from 1990 to 2000. Dr. Oliver served for more than 20 years in an executive capacity for Nortel Networks as Vice President of Marketing, Network Integrity, and Business and Residential Services. He served on the boards of six public and private companies, primarily in technology areas, and has consulted in the area of strategy and technology for numerous Fortune 500 and global companies. He is the author of seven books and some 50 articles on management and technology. Dr. Oliver’s experience as a member of the Company’s Board, as well as his experience in academia and business, provides expertise in the technology industry, corporate governance and business management and strategy.

Mr. Snyder has been a member of the Company’s Board since 1999. He was the Chairman and Chief Executive Officer of Asure Software, Inc., a provider of workforce management software, until August 2009. Asure was known as Forgent Networks until September 2007. Mr. Snyder had been Chairman of Forgent Networks since March 2000 and became Chief Executive Officer of Forgent Networks in June 2001. Prior to June 2001, Mr. Snyder was President and Chief Executive Officer of Corum Cove Consulting LLC, a consulting company that provided assistance to early stage technology companies. Mr. Snyder holds a Professional Director Certification from the American College of Corporate Directors. Mr. Snyder’s experience as a member of the Company’s Board, as well as his board and management experience with other technology and consulting companies, provides expertise in the technology industry, corporate governance and financial management.

Mr. Stanzione has been a member of the Company’s Board of Directors since 2005. Mr. Stanzione has been a Director of ARRIS Group Inc., a communications technology company which designs broadband networks and develops, supplies cable telephony, video and high speed data equipment since 1998. He serves as board member at National Cable & Telecommunications Association (NCTA). He served as a Director of Evolve Products Inc. from 1998 to 2003, CoaXmedia from 2000 to 2004 and Georgia Cystic Fibrosis Foundation from 2002 to 2006. Mr. Stanzione has been Chief Executive Officer of ARRIS Group Inc since January 1, 2000 and its Chairman since May 2003. From 1998 to 1999, Mr. Stanzione served as President and Chief Operating Officer of ARRIS Group Inc. Mr. Stanzione joined ANTEC in 1998 as President, Chief Operating Officer and Director. Prior to joining ANTEC, Mr. Stanzione served as President and Chief Executive Officer of ARRIS Interactive LLC, a Nortel Networks/ANTEC joint venture from 1995 to 1997. From 1969 to 1995, he held various positions with AT&T Corporation. Mr. Stanzione’s experience as a member of the Company’s Board, as well as his board and management experience with other technology companies, provides expertise in the technology industry, cable equipment business and executive management.

Vote Required; Recommendation of Board of Directors

If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Withheld votes and broker non-votes will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

The Board has an Audit Committee, a Nominating and Governance Committee, a Stock Option Committee and a Compensation Committee. During fiscal 2011, the number of Board, Audit Committee, Nominating and Governance Committee, and Compensation Committee meetings held was as follows:

Board/Committee	Meetings	Conference Calls	Total
Board	4	3	7
Audit	4	6	10
Compensation	4	—	4
Nominating and Governance	4	—	4

The Stock Option Committee meets periodically as necessary.

Each of the Company’s current directors attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during fiscal 2011. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement. One member of the Board attended the Company’s 2010 Annual Meeting of Stockholders.

The Board has determined that all of the members of the Board, other than Mr. Côté, are “independent” as that term is defined in the Nasdaq Listing Rules. Mr. Côté is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has adopted charters for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, each of which is posted on the Investor Relations section of our website at http://www.symmetricom.com.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter, which is posted on the Investor Relations section of our website at http://www.symmetricom.com. During the fiscal year ended July 3, 2011, the Audit Committee was composed of three non-employee directors, Mr. Neumeister, Mr. Boschulte and Ms. Fetter. Mr. Neumeister served as Chair. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The Board has further determined that Mr. Neumeister is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation Committee

The Compensation Committee oversees the Company’s compensation philosophy, determines executive officers’ and directors’ salaries and incentive compensation, grants equity awards to executive officers under the Company’s equity award plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. During the fiscal year ended July 3, 2011, the Compensation Committee was composed of three non-employee directors, Ms. Fetter, Mr. Chiddix and Mr. Snyder. Ms. Fetter served as Chair. All of the members of Compensation Committee are “independent” as defined in the Nasdaq Listing Rules.

Stock Option Committee

The Board has created a Stock Option Committee that consists solely of Mr. Côté. The Stock Option Committee has the authority only to grant equity awards to newly hired employees consistent with guidelines adopted by the Compensation Committee and specifically excluding any personnel who are intended to be Section 16 officers or otherwise directly report to the Chief Executive Officer.

Nominating and Governance Committee

The Nominating and Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. A more complete description of the powers and responsibilities delegated to the Nominating and Governance Committee is set forth in the Nominating and Governance Committee Charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. During the fiscal year ended July 3, 2011, the Nominating and Governance Committee was composed of three non-employee directors, Dr. Oliver, Mr. Boschulte and Mr. Stanzione. Dr. Oliver served as Chair. All of the members of the Nominating and Governance Committee are “independent” as defined in the Nasdaq Listing Rules.

To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. Candidates recommended by a stockholder would be evaluated in the same manner as candidates identified by the Nominating and Governance Committee.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Nominating and Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy the Committee will identify the desired skills and experience of a new nominee as outlined above. The Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees since 2006, although the Company reserves the right to do so in the future.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Secretary, 2300 Orchard Parkway, San Jose, California 95131-1017. All communications received are reported to the Board or the individual directors, as appropriate. Any formal nominations of director candidates must be addressed to the Secretary, 2300 Orchard Parkway, San Jose, California 95131-1017 and must also comply with the applicable provisions of the Company’s Bylaws.

Code of Ethics

The Board has adopted a formal code of conduct that applies to all of the Company’s employees, officers and directors. You can access the Code of Ethics, as well as the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board, in the Investor Relations section of our website at http://www.symmetricom.com.

Board Leadership Structure

The Company’s Board is composed of eight independent directors and Mr. Côté, who has served as the Company’s President and Chief Executive Officer since August 2009. Mr. Clarkson, one of the Company’s independent directors, has served as Chairman of the Board of Directors since 2000. The Board’s general policy, as set forth in the Company’s Corporate Governance Guidelines, is that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the Board’s oversight of management.

In addition, each of the Board’s Audit, Compensation, and Nominating and Governance committees is composed solely of independent directors, and each has a separate chair. The independent directors generally meet in executive session at each regularly scheduled Board meeting and at such other times as necessary or appropriate as determined by the independent directors. The Company’s Corporate Governance Guidelines provide that the independent directors will meet in executive session without management directors or management present at least three times per year on a regularly scheduled basis. On an annual basis, as part of our Board self-evaluation and governance review, the Board (led by the Nominating and Governance Committee) evaluates our leadership structure to ensure that it remains the optimal structure for the Company.

Board Role in Risk Oversight

The Company’s management performs day-to-day assessment of the risks faced by the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Company’s Board is responsible for overseeing management in its assessment and management of those risks, and the Board takes an active role in that regard. At its meetings, and in particular at its annual strategic planning session at which the Board considers the Company’s strategic direction, the Board reviews with management the Company’s business and strategies, the risks involved, and management’s approach to managing those risks.

In addition, the Audit Committee reviews the Company’s policies and activities with respect to risk management and compliance. Where appropriate, the Audit Committee is responsible for making recommendations to the Board regarding risk management policies and activities and their impact on the Company. The Audit Committee also regularly discusses with management the Company’s significant risk exposures and the actions management has taken to limit, monitor, or control those exposures. The Nominating and Governance Committee manages risks associated with corporate governance and director independence. The Compensation Committee oversees risk management as it relates to the Company’s compensation plans, policies and programs in connection with designing, recommending to the Board for approval, and evaluating the Company’s compensation and benefit plans, policies and programs. The Compensation Committee reviews the Company’s compensation programs to ensure that they are designed to encourage high performance, promote accountability and align employee interests with the interests of the Company’s stockholders.

Compensation Risk Assessment

Under the supervision and direction of the Compensation Committee, the Company’s CEO, Chief Financial Officer and Executive Vice president of Human Resource (management) have performed an assessment of the Company’s compensation policies and practices for all employees relative to various risk factors. The results of this assessment were reviewed and discussed with the Compensation Committee and the committee’s independent consultant (Compensia), which then concluded that there are no material risks arising from the Company’s compensation policies and practices that would be reasonably likely to have a material adverse effect on the Company. The risk factors considered included analysis of base compensation, variable compensation, equity compensation, and goal setting and payout formula.

Director Compensation

In fiscal 2011, each non-employee director received an annual retainer of $45,000. In addition, the Chairman of the Board received an annual incremental fee of $25,000, the Chairs of the Audit Committee,

Compensation Committee and Nominating and Governance Committee received an annual incremental fee of $20,000, $16,000 and $9,000, respectively, and each member (other than the Chair) of the Audit Committee, Compensation Committee and Nominating and Governance Committee received an annual incremental fee of $10,000, $8,000 and $4,500, respectively. No other fees were paid for attendance at committee meetings.

In fiscal 2011, each non-employee director received an annual non-statutory stock option to purchase 14,000 shares of our common stock and a grant of 7,000 shares of restricted stock, each with 100% vesting at the end of one year or upon the occurrence of a change of control. In addition, upon joining the Board, each non-employee director receives a one-time grant of a non-statutory stock option to purchase 40,000 shares of our common stock, vesting over three years, at the rate of 25% at the end of each of the first and second years and 50% at the end of the third year of the vesting period, with acceleration of vesting upon the occurrence of a change of control.

The Company sponsors a non-qualified deferred compensation plan, the Symmetricom, Inc. Deferred Compensation Plan (the “DCP”), under which directors and key employees may elect to defer a portion of their current cash compensation on a pre-tax basis, and to have such deferred compensation and any accrued earnings distributed to them at a future date. The Company may also make discretionary contributions to the accounts of one or more of the plan’s participants. To date, the Company has not made any such discretionary contributions.

The following table shows compensation information for the Company’s non-employee directors for the fiscal year ended July 3, 2011.

Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Stock Awards ($) (3)	Total ($)
Alfred Boschulte	56,375	45,625	52,080	154,080
James Chiddix	49,500	45,625	52,080	147,205
Robert T. Clarkson	65,000	45,625	52,080	162,705
Elizabeth A. Fetter	67,500	45,625	52,080	165,205
Robert M. Neumeister	62,000	45,625	52,080	159,705
Dr. Richard W. Oliver	51,500	45,625	52,080	149,205
Richard N. Snyder	49,500	45,625	52,080	147,205
Robert J. Stanzione	46,875	45,625	52,080	144,580

(1)	Amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the note 6 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended July 3, 2011, filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2011.

(2)	On January 3, 2011, each non-employee member of the Board was granted an option to purchase 14,000 shares with a one year vesting period and a grant date fair value of $45,625. As of July 3, 2011, the aggregate number of outstanding options held by each non-employee director was 46,500 for Mr. Boschulte, 64,000 for Mr. Chiddix, 91,500 for Mr. Clarkson, 71,500 for Ms. Fetter, 89,000 for Mr. Neumeister, 89,000 for Dr. Oliver, 91,500 for Mr. Snyder and 71,500 for Mr. Stanzione.

(3)	On January 3, 2011, each non-employee member of the Board was granted 7,000 shares of restricted stock, all of which will vest on January 3, 2012 and each of which had a grant date fair value of $52,080. As of July 3, 2011, the aggregate number of outstanding restricted stock units held by each non-employee director was 7,000.

Equity Ownership Guidelines

Each non-employee director is expected to own and hold at least 50% of the number of shares of common stock that constitute his or her annual equity awards. Stock ownership levels are to be achieved by each director within five years of the date of adoption of the Company’s equity ownership guidelines in August 2006 or five years of his or her first annual equity award as a director. Shares of common stock that count toward the satisfaction of this policy include shares owned outright by the director or his or her immediate family members who share the same household, restricted stock where the restrictions have lapsed, shares acquired upon the exercise of stock options, and shares purchased in the open market in compliance with the law and the Company’s trading policies.

PROPOSAL No. TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) have been the independent auditors for the Company since 1976 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company’s independent registered public accounting firm for the current fiscal year has been approved by the Board, subject to ratification by the stockholders.

The Company has been advised that a representative of Deloitte will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by Deloitte for the following services during the fiscal years ended July 3, 2011 and June 27, 2010:

Description of Services	2011 Fees	2010 Fees
Audit fees (1)	$1,068,276	$947,890
Audit-related fees	—	—
Tax fees (2)	32,307	—
All other fees	—	—

Total	$1,100,583	$947,890

(1)	Audit Fees: Represents the aggregate fees billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such period, and for services that are normally provided in connection with statutory and regulatory filings or engagements. We included expenses related to Sarbanes-Oxley compliance in the totals.

(2)	Tax Fees: Represents the aggregate fees billed for professional services related to international tax advice.

In accordance with the Audit Committee Charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Audit Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the rules of the SEC on auditor independence.

Vote Required; Recommendation of the Board of Directors

Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of its independent registered public accounting firm upon receiving the affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. In the event the stockholders do not approve the selection of Deloitte, the appointment of independent registered public accounting firm will be reconsidered by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE CURRENT FISCAL YEAR.

PROPOSAL No. THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

The Company has a “pay-for-performance” philosophy that forms the foundation of all decisions regarding compensation of the Company’s named executive officers. This compensation philosophy, and the program structure approved by the Compensation Committee, is central to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results, which is consistent with the importance we place on quality and consistency of our executive officers in achieving results that foster long-term shareholder value. This approach, which has been used consistently over the years, has resulted in the Company’s ability to attract and retain the executive talent necessary to guide the Company during a period of transformation and gives these officers the opportunity to build a meaningful alignment with the interests of the Company’s stockholders. Please refer to “Executive Compensation—Compensation Discussion and Analysis—Executive Summary” for an overview of the compensation of the Company’s named executive officers.

We are asking for non-binding advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement, as disclosed under “Executive Compensation.” Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers pursuant to the compensation disclosure rules of the SEC as described in the Compensation Discussion and Analysis, the compensation tables and narrative discussion in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders.”

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Accordingly, and given that some of the compensation to be paid is a contractual obligation with the applicable executives, regardless of the outcome of this advisory vote, such compensation may still be payable. The Board and the Compensation Committee value the opinions of the Company’s stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required for advisory approval of this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

PROPOSAL No. FOUR

ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company’s stockholders to vote, on a non-binding advisory basis, on the frequency with which they would prefer to cast a non-binding advisory vote on the compensation of Symmetricom’s named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer a non-binding advisory vote on named executive officer compensation once every one, two or three years. Pursuant to Section 14A of the Exchange Act, the Company is required at least every six years to hold an advisory shareholder vote to determine the frequency of the advisory stockholder vote on executive compensation.

After careful consideration of the frequency alternatives, the Board believes that conducting a non-binding, advisory vote on executive compensation on an annual basis is appropriate for the Company and its stockholders at this time because such timing for the advisory vote will ensure our stockholders are engaged in executive officer compensation decisions. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that awards to the Company’s named executive officers are typically made annually, and improvements to our plans are often considered and adopted on an annual basis. Given that the executive compensation advisory vote provisions are new for our Company, holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, because the SEC rules governing the “say-on-pay” and “say-on-frequency” votes are newly adopted, the Company will continue to monitor the developments in executive compensation practices and to evaluate the appropriateness and effectiveness of seeking a say-on-frequency vote every year, and the Company may change its recommendation on the desired frequency in the future.

The Board believes that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including our practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Company’s selection of independent accounting firm) and our executive compensation philosophy, policies and practices. While the Board will values the opinions of our stockholders and will consider the outcome of this “say-on-frequency” vote when making future decisions on the frequency with which to hold the advisory vote on executive compensation, this vote is advisory, which means that the vote on frequency is not binding on the Company, the Board or the Compensation Committee.

Vote Required

The affirmative vote of the holders of a majority in voting power of the stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required for advisory approval of this proposal. With respect to this proposal, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been approved by the Company’s stockholders. However, because this vote is advisory and not binding on the Company or the Board, the Board may decide that it is in the best interests of the Company and the stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY ONE YEAR (AS OPPOSED TO EVERY TWO YEARS OR EVERY THREE YEARS).

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes its executive officers, directors and more than 10% stockholders complied with all applicable filing requirements in fiscal 2011.

Share Ownership by Principal Stockholders and Management

The following table sets forth the beneficial ownership of common stock of the Company as of September 9, 2011 by:

•	all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock,

•	each of the officers named in the Summary Compensation Table,

•	each director, and

•	all directors and executive officers as a group.

A total of 42,728,938 shares of the Company’s common stock were outstanding as of September 9, 2011. The share numbers reflected in the following table include shares and options to purchase shares that are exercisable within 60 days of September 9, 2011. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable. Options to purchase shares that are exercisable within 60 days of September 9, 2011 are considered outstanding and beneficially owned by the person holding the options for purposes of computing the percentage ownership of that person but are not treated as outstanding for purposes of computing the percentage ownership of any other person.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned
Security Investors, LLC (1)	3,904,595	9.14%
One Security Benefit Place
Topeka, KS 66636-0001
Blackrock, Inc. (2)	3,812,086	8.92%
40 East 52nd Street
New York, NY 10022
Dimensional Fund Advisors LP. (3)	3,225,067	7.55%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746
Paradigm Capital Management, Inc. (4)	2,432,000	5.69%
Nine Elk Street
Albany, New York 12207
Dave Côté (5)	607,500	*
James Armstrong (6)	261,417	*
Justin R. Spencer (7)	242,484	*
Robert T. Clarkson (8)	146,250	*
Richard W. Oliver (9)	98,600	*
Richard N. Snyder (10)	95,750	*
Robert M. Neumeister Jr. (11)	93,250	*
Robert J. Stanzione (12)	82,750	*
Elizabeth A. Fetter (13)	75,750	*
Juan Gutierrez Dewar (14)	66,667	*
James A. Chiddix (15)	64,500	*
Daniel Scharre (16)	56,563	*
Alfred Boschulte (17)	47,550	*
All directors and executive officers as a group (13 persons)	1,939,031	4.54%

*	Less than one percent (1%)

(1)	The information in the table is based solely on a Schedule 13G/A filed with the SEC by Security Investors LLC, Inc. on February 14, 2011.

(2)	The information in the table is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 8, 2011.

(3)	The information in the table is based solely on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP (“Dimensional”) on February 11, 2011. Of the shares shown in the table, Dimensional has sole voting power over 3,140,966 shares and sole dispositive power over 3,225,067 shares in its capacity as investment advisor and/or investment manager to four investment companies and certain other commingled group trusts and separate accounts (collectively, the “Funds”). The Funds own all of the shares shown as beneficially owned by Dimensional in the table. Dimensional disclaims beneficial ownership of the securities owned by the Funds.

(4)	The information in the table is based solely on a Schedule 13G filed with the SEC by Paradigm Capital Management, Inc. on February 14, 2011.

(5)	Includes 556,250 shares subject to options exercisable within 60 days of September 9, 2011.

(6)	Includes 202,000 shares subject to options exercisable within 60 days of September 9, 2011.

(7)	Includes 205,000 shares subject to options exercisable within 60 days of September 9, 2011.

(8)	Includes 77,500 shares subject to options exercisable within 60 days of September 9, 2011.

(9)	Includes 75,000 shares subject to options exercisable within 60 days of September 9, 2011.

(10)	Includes 77,500 shares subject to options exercisable within 60 days of September 9, 2011.

(11)	Includes 75,000 shares subject to options exercisable within 60 days of September 9, 2011.

(12)	Includes 57,500 shares subject to options exercisable within 60 days of September 9, 2011.

(13)	Includes 57,500 shares subject to options exercisable within 60 days of September 9, 2011.

(14)	Includes 51,667 shares subject to options exercisable within 60 days of September 9, 2011.

(15)	Includes 50,000 shares subject to options exercisable within 60 days of September 9, 2011.

(16)	Includes 40,313 shares subject to options exercisable within 60 days of September 9, 2011.

(17)	Includes 32,500 shares subject to options exercisable within 60 days of September 9, 2011.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2011 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) who were serving as the most highly-compensated executive officers of the Company at the end of fiscal 2011. During fiscal 2011, these individuals were:

•	David G. Côté, our Chief Executive Officer (our “CEO”);

•	Justin R. Spencer, our Executive Vice President Finance and Administration, Chief Financial Officer, and Secretary (our “CFO”);

•	James Armstrong, our Executive Vice President and General Manager, Communications Business Unit;

•	Juan G. Dewar, our Executive Vice President, Global Sales and Support; and

•	Daniel Scharre, our Executive Vice President and General Manager, Government Business Unit

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “Named Executive Officers.”

Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material component of compensation that we provide with respect to the Named Executive Officers. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation policies and decisions involving our Named Executive Officers during fiscal 2011.

Executive Summary

Fiscal 2011 Business Highlights

We generate, distribute, and apply precise time for the communications, aerospace/defense, IT infrastructure, and metrology industries. Our customers, from communications service providers and network equipment manufacturers to governments and their suppliers worldwide, are able to build more reliable networks and systems by using our advanced timing technologies, synchronization systems, atomic clocks, services, and solutions.

While we made considerable progress in capitalizing on the migration to next-generation networks and expanding into new markets during fiscal 2011, the challenges presented by the transition of the Company’s manufacturing operations had a significant impact on its financial results for the year. As a result, in fiscal 2011 we:

•	Recorded fiscal year revenues of $208 million, a 6% decrease from our fiscal 2010 revenues; and

•	Recorded income from continuing operations of $1.2 million, down from $2.5 million in fiscal 2010.

Fiscal 2011 Executive Compensation Actions

As reflected in our compensation philosophy, we link the financial interests of our Named Executive Officers to the attainment of our annual and long-term business objectives, which, we believe, furthers the interests of our stockholders. Accordingly, our fiscal 2011 compensation actions and decisions were based, in large part, on our Named Executive Officers’ efforts to advance our financial and strategic interests.

For fiscal 2011, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:

•

Maintained their base salaries at their fiscal 2010 level (other than Dr. Scharre who received a 20% base salary increase in connection with his promotion to Executive Vice President and General Manager, Government Business Unit);

•

Made annual cash incentive awards that were, on average, only 44% of each executive officer’s target short-term incentive opportunity, reflecting the Company’s difficulty in attaining its operating income target for fiscal 2011; and

•

Approved equity awards (consisting of both stock options and restricted stock awards) at levels that met competitive market concerns, satisfied our retention objectives, and rewarded individual performance during fiscal 2010.

Fiscal 2011 Corporate Governance Highlights

We endeavor to maintain good governance standards in our executive compensation policies and practices. The following policies and practices were either adopted or in effect during fiscal 2011:

•

The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.

•	The Compensation Committee’s compensation consultant, Compensia, Inc., is retained directly by the committee and performs no other consulting or other services for us.

•

The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•

Our compensation philosophy and related corporate governance features are complemented by several specific elements that are designed to align our executive compensation with long-term stockholder interests, including:

•

Our post-employment compensation arrangements are reasonable and the payments and benefits payable in connection with a change in control of the Company are based on a “double trigger” (that is, our executive officers are eligible to receive payments and benefits only in connection with a change in control of the Company and the termination of the executive without cause or for good reason within a specified period after the change in control).

•

As a general policy, we do not favor non-cash benefits or perquisites (such as guaranteed retirement arrangements or pension plan benefits) for our Named Executive Officers that are not available to our employees generally.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, retain, and motivate the individuals who are critical to driving our success and creating stockholder value. Our compensation philosophy is to deliver market competitive compensation that ensures our Named Executive Officers share in the Company’s success. Our executive compensation program has three primary objectives:

•	Attract, retain, and motivate highly-skilled executive officers who will create and sustain stockholder value;

•	Create and support a strong “pay-for-performance” culture that provides compensation commensurate with performance; and

•	Align the interests of our Named Executive Officers with the long-term interests of our stockholders.

Compensation Mix and Pay Positioning

Our executive compensation program is comprised of five components: base salary, annual cash variable compensation, long-term equity awards, health and welfare benefits and change in control or termination based compensation. Each component is central to the overall total compensation package that we provide to our Named Executive Officers. Market competitive base salary is used to attract key talent, annual cash variable compensation is directly linked to the Company’s short-term performance, long-term equity awards are delivered to align the interests of our Named Executive Officers with long-term stockholder value creation, and comprehensive health and welfare benefits provide medical security for our Named Executive Officers and their families.

We position the total cash compensation (the sum of base salary and annual cash variable compensation) of our Named Executive Officers with reference to the 50th percentile of our compensation peer group to reflect the competitive market. Given the highly competitive nature of our industry, the Compensation Committee believes that this positioning is critical for continuing to attract and retain key executive talent in an increasingly challenging labor market.

At the same time, the Compensation Committee positions the total compensation packages of our Named Executive Officers to provide competitive compensation relative to both individual and company performance, which ensures that our Named Executive Officers receive above-market pay only for delivering above-average market performance and are “at risk” for receiving below-market pay for below-market performance. For example, in fiscal 2011, we awarded annual cash incentives that were, on average, only 44% of each Named Executive Officer’s target short-term incentive opportunity, reflecting the Company’s difficulty in attaining its performance targets for fiscal 2011. Each year, the Compensation Committee examines the compensation practices of a select group of peer companies, and creates a highly-leveraged, variable compensation opportunity for each executive officer. This variable compensation opportunity is linked directly to the Company’s short-term performance; supporting our “pay-for-performance” culture, which in turn, creates stockholder value. This emphasis on performance-based, “at-risk” compensation ensures that our executive officers receive target or above-target compensation only to the extent that the Company’s annual operating plan has been achieved and/or exceeded.

At the same time, the Compensation Committee retains the discretion to base its compensation actions and decisions on its assessment of the best interests of the Company and our stockholders. Accordingly, to ensure an appropriate “pay-for-performance” alignment, the Compensation Committee may approve, where warranted, total compensation levels (or the level for a specific compensation component) for our Named Executive Officers which differ between individuals or vary from market positioning, based on its evaluation of the Named Executive Officer’s experience, time in position, and Company and individual performance.

Executive Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee is responsible for formulating, determining, reviewing, and modifying the compensation of our executive officers, including the Named Executive Officers, as well as developing and overseeing the Company’s executive compensation philosophy.

The Compensation Committee has the following principal responsibilities:

•	review and approve corporate goals and objectives relevant to the compensation of our CEO and other executive officers;

•

evaluate the performance of our CEO and other executive officers in light of these criteria and, based on such evaluation, review and approve the annual base salary, annual cash incentive award opportunity, long-term equity awards (including stock options and restricted stock awards), and health and welfare benefits for our CEO and other executive officers;

•	review and make recommendations to our Board of Directors with respect to the Company’s annual incentive compensation and equity-based plans;

•	review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of our stockholders; and

•	review succession planning for our CEO and other executive officers.

The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available in the Investor Relations section of the Company’s website at http://www.symmetricom.com.

As a part of its annual review and approval of the performance criteria and compensation of our executive officers, including the Named Executive Officers, the Compensation Committee meets at least twice each year for scheduled, in-person meetings. It also meets at least annually with our CEO. The Compensation Committee meets with the Company’s principal Human Resources executive and other corporate officers as it deems appropriate. During fiscal 2011, the Compensation Committee met a total of four times.

Role of Management

In determining the performance criteria and compensation of our Named Executive Officers, the Compensation Committee takes into account the recommendations of our CEO. Typically, our CEO will make these recommendations for our Named Executive Officers (other than for himself) based on his assessment of each Named Executive Officer’s individual performance, as well as his knowledge of each Named Executive Officer’s job responsibilities, seniority, and expected future contributions.

Role of Compensation Consultant

The Compensation Committee has the authority to engage the services of outside advisers, experts, and consultants to assist it in discharging its responsibilities. During fiscal 2011, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to provide advice and information relating to executive and director compensation. During fiscal 2011, Compensia assisted the Compensation Committee in peer group development, executive officer compensation positioning, and advising on cash-based incentives and equity program design. Compensia reports directly to the Compensation Committee and does not provide any services to the Company or its management.

Compensation Benchmarking

The Compensation Committee examines the compensation practices of a select group of peer companies to assess the competitiveness of our executive compensation program. In fiscal 2011, the Compensation Committee used a peer group consisting of 18 companies comprised of high-technology companies with a business model similar to that of the Company, and which represented both business and labor market competitors (the “Peer Group”). The compensation practices of the Peer Group were the primary reference used by the Compensation Committee to compare the competitiveness of each compensation component and overall compensation levels (base salary, target annual cash incentive award opportunities, and long-term equity awards).

For fiscal 2011, the Peer Group consisted of the following companies:

Acme Packet	Globecomm Systems
Adtran	Harmonic, Inc.
Big Band Networks	Infinera
CalAmp	Ixia
Communications Systems	Oclaro
Comtech Telecommunications	Sycamore Networks
Digi International	Tekelec
Finisar	Viasat
Frequency Electronics	Westell Technologies

For comparison purposes, the revenues and market capitalization of the Peer Group companies relative to the revenues and market capitalization of the Company were as follows:

	Industry Sector	Last Fiscal Year Revenue - Range	Last Fiscal Year Revenue - Median	Market Capitalization - Range	Market Capitalization - Median
Peer Group	High-Technology	$49.1 million to $778.2 million	$320.6 million	$47.8 million to $2,283 million	$785.5 million
Symmetricom	High-Technology	$208.1 million		$252.3 million

The Compensation Committee reviews the composition of the Peer Group annually to ensure that its companies are appropriate comparators and also reviews, on at least an annual basis, the executive compensation practices of the Peer Group.

Named Executive Officer Compensation Components

During fiscal 2011, the compensation of our Named Executive Officers consisted of base salary, an annual cash incentive award opportunity, long-term equity awards, health and welfare benefits and change in control and termination benefits.

Base Salary

Base salaries serve primarily to provide a fixed amount of compensation at competitive levels, allowing us to attract and retain high-caliber executive talent. Each year, the Compensation Committee reviews the base salaries of our Named Executive Officers, and bases any adjustments on the following factors:

•

The achievement of corporate financial and strategic objectives, as well as a number of qualitative individual performance factors, including managerial effectiveness, teamwork, and customer satisfaction;

•	The current base salary levels relative to the compensation of executives in comparable positions at the Peer Group;

•	The expected future contribution of the individual executive officer to the Company; and

•	Internal pay equity.

In October 2010, the Compensation Committee reviewed the base salaries of our Named Executive Officers, and, based on the recommendations of our CEO, determined to make no increases to their base salaries, except that Dr. Scharre received an increase in base salary to $270,000 in August 2010, in connection with his promotion to the position of Executive Vice President and General Manager, Government Business Unit.

The annual base salary increases for the Named Executive Officers during fiscal 2011 were as follows.

Named Executive Officer	Fiscal 2010 Base Salary	Percentage Increase	Fiscal 2011 Base Salary
Mr. Cóté	$450,000	—	$450,000
Mr. Spencer	$290,000	—	$290,000
Mr. Armstrong	$280,000	—	$280,000
Mr. Dewar	$270,000	—	$270,000
Dr. Scharre	$225,000	20%	$270,000

The base salaries paid to the Named Executive Officers during fiscal 2011 are set forth in the Summary Compensation Table.

Annual Cash Incentive Awards

We use annual cash incentive awards to reinforce our “pay-for-performance” culture. We believe in positioning the target total cash compensation of our Named Executive Officers with reference to the 50th percentile of the Peer Group. To achieve this objective, the Compensation Committee provides annual cash incentive award opportunities under the Company’s Incentive Compensation Program (the “ICP”) that are intended to reward our Named Executive Officers, for achieving financial and strategic objectives that further our annual operating plan. We believe that these awards, which are explicitly linked to corporate and individual performance, promote long-term stockholder value creation.

Target Annual Cash Incentive Award Opportunities

At the beginning of each fiscal year, the Compensation Committee determines the target total cash compensation levels for our Named Executive Officers, and, after reviewing each Named Executive Officer’s base salary, establishes the officer’s target annual cash incentive award opportunity. Target award opportunities are based on a percentage of each executive officer’s base salary.

For fiscal 2011, the Compensation Committee set the target annual cash incentive award opportunities for our Named Executive Officers at 100% of base salary for our CEO and 50% of base salary for the other executive officers. Under the Fiscal 2011 ICP, actual award payments could range from zero to 150% of base salary, based on the actual level of the Company’s performance against the corporate performance objective described below.

Fiscal 2011 ICP Design

At the beginning of the fiscal year, the Compensation Committee approves the specific corporate and individual performance objectives for that year’s annual cash incentive awards. Further, the Compensation Committee weights the corporate and individual performance objectives for each Named Executive Officer. Individual performance objectives for our Named Executive Officers are determined based on the recommendations of our CEO (other than with respect to his own annual cash incentive award opportunity) and include one or more quantitative and qualitative factors that relate to the corporate function or business operation that he manages. In the case of our CEO, his individual performance objectives are established by the Compensation Committee. The Compensation Committee weighted the corporate performance objective at 80% of the target annual cash award opportunity and the individual performance objectives at 20% of the opportunity for our Named Executive Officers. The components of the corporate performance and individual performance objective set for the fiscal 2011 ICP are described below.

Corporate Performance Objective

The Compensation Committee selected operating income (as adjusted for the items described below) as the corporate performance objective to be used to determine funding of the fiscal 2011 ICP, as well as the calculation of individual award payments. For purposes of the fiscal 2011 ICP, “operating income” was to exclude certain items related to non-cash equity-based compensation, amortization of acquired intangibles, restructuring charges, impairment of goodwill and other intangibles, gains and losses on investments and repayment of convertible notes, non-cash interest expense charges, and other items that the Company does not consider indicative of its ongoing performance. This performance measure was selected, and the related target performance level set, by the Compensation Committee based on an evaluation of the Company’s fiscal 2011 operating plan as approved by our Board of Directors. The Compensation Committee also selected this performance objective because of its belief that it was an appropriate means for motivating our Named Executive Officers to focus on increasing the short-term profitability of the Company.

The Compensation Committee set the payout range for this performance measure from zero to 150%. The following table sets forth the threshold, target, and maximum levels of performance required to fund award payments at the 25%, 100%, and 150% levels.

		Threshold Performance	Target Performance	Maximum Performance
Performance Achievement	<80%	80%	100%	125%
Company Payout Factor	0	25%	100%	150%

As illustrated by the preceding table, to the extent that the Company’s actual adjusted operating income for fiscal 2011 did not meet or exceed the threshold performance level, then the Fiscal 2011 ICP would not be funded and no award payments would be made. The Compensation Committee set the target level for the corporate performance objective at $28.5 million, a level that it believed would require successful execution of the Company’s fiscal 2011 operating plan and the achievement of revenue levels and expense control more challenging than had been set in prior fiscal years.

Individual Performance Objectives – CEO

The Compensation Committee established the CEO’s individual performance objectives, which included developing new business opportunities, increasing the Company’s overall growth in international markets (with an emphasis in specific markets), implementing the Company’s manufacturing strategy, and defining and implementing a development program for the Company’s executive officers. Each of these individual performance objectives were set by the Compensation Committee at a level intended to be difficult to achieve and the CEO would not be expected to achieve his individual performance objectives with average or below average performance.

Individual Performance Objectives – Other Named Executive Officers

The Compensation Committee approved individual performance objectives for each of our Named Executive Officers other than our CEO based on the recommendations of our CEO. These performance objectives were related to the specific function or business segment for which each Named Executive Officer was responsible. Mr. Spencer’s individual performance objectives were based on financial modeling of current and projected manufacturing costs building a strategy for the future, financial process improvements internal to the Finance organization, and defining the Company’s fiscal 2012 business plan. Messrs. Armstrong’s and Scharre’s individual performance objectives were built around division revenue, contribution to gross margin, and design wins with major named equipment manufactures and business plan execution. Mr. Dewar’s individual performance objectives were built around revenue, bookings, contract services and international market growth. Each such Named Executive Officer had an additional individual performance objective tied to corporate performance based on achievement of the same corporate performance objectives described above. Each of these individual performance objectives were set by our CEO and approved by the Compensation Committee at a level intended to be difficult to achieve and the Named Executive Officers would not be expected to achieve their individual performance objectives with average or below average performance.

Fiscal 2011 Cash Incentive Award Decisions

Corporate Performance

Award decisions were made based on the Company’s actual performance for the first half of fiscal 2011, in the case of the mid-year award, or for the entire fiscal year, in the case of the end-of-the-year award, and each Named Executive Officer’s performance against his individual performance objectives. If the Company met or exceeded the threshold performance level established for the corporate performance objective for the relevant period, then the ICP would be funded for that period. The award payment for the first-half of fiscal 2011 was contingent on achievement of at least 90% of the financial performance objective for the first half of the year, and was not to exceed 30% of the target annual cash incentive award opportunity.

Once funding has been established, the Compensation Committee determines award payments for each of our Named Executive Officers. Among other factors, the Compensation Committee considers the recommendations of our CEO (other than with respect to his own award), which are based on his assessment of each executive officer’s performance against his individual performance objectives for the fiscal year. The Compensation Committee considers our CEO’s recommendations and exercises its own judgment to determine the final individual achievement percentage that determines each executive officer’s award payment. In the case of our CEO’s award payment, the Compensation Committee determines the appropriate award amount for our CEO based on its assessment of his performance against his individual performance objectives for the fiscal year.

In January 2011, the Compensation Committee determined that the Company had achieved 94% of its operating income target ($10.9 million) for the first six months of fiscal 2011, which generated a 77.5% Company Payout Factor. In August 2011, the Compensation Committee determined that the Company had achieved 85% of its operating income target ($28.5 million) for all of fiscal 2011, which was sufficient to fund the Fiscal 2011 ICP and generated a 44% Annualized Company Payout Factor .

Individual Performance – CEO

In August 2011, the Compensation Committee reviewed the individual performance of our CEO against his objectives which included developing new business opportunities, increasing the Company’s overall growth in international markets (with an emphasis in specific markets), implementing the Company’s manufacturing strategy, and defining and implementing a development program for the Company’s executive officers. The Compensation Committee determined that our CEO achieved his overall performance objectives at 49%. The CEO had strong performance in developing new business opportunities, successful achievement in growth in international markets and defining and implementing a development program for the Company’s executive officers, but did not meet expectations in the implementation of the Company’s manufacturing strategy.

Individual Performance – Other Named Executive Officers

In August 2011, with input from our CEO, the Compensation Committee reviewed the individual performance of each Named Executive Officer other than our CEO. The Compensation Committee determined that Mr. Spencer had achieved his individual performance objectives at 80% based upon achieving financial modeling of current and projected manufacturing costs, building a strategy for the future, financial process improvements internal to the Finance organization and defining the Company’s fiscal 2012 business plan. The Compensation Committee determined that Messrs. Armstrong’s and Scharre’s individual performance objectives were achieved at 87% and 95%, respectively, based upon achievement of division revenue, contribution to gross margin, design wins with major named equipment manufactures and business plan execution. The Compensation Committee determined that Mr. Dewar’s individual performance objectives were achieved at 91% based upon achievement of revenue, bookings, contract services and international market growth.

The annual cash incentive award payments for the Named Executive Officers for fiscal 2011 were as follows:

Named Executive Officer	First Half of Fiscal Year Cash Incentive Award Target (30% of Annual Target)	First Half of Fiscal Year Corporate Performance Factor (1)	First Half of Fiscal Year Cash Incentive Award Payment
Mr. Côté	$135,000	77.5%	$104,600
Mr. Spencer	$43,500	77.5%	$33,700
Mr. Armstrong	$42,000	77.5%	$32,600
Mr. Dewar	$40,500	77.5%	$31,400
Dr. Scharre	$40,500	77.5%	$30,100

(1)	The Compensation Committee did not assess progress towards our CEO’s individual performance objectives for the first half of fiscal 2011, basing its award decisions solely on Company performance.

Named Executive Officer	Annual Cash Incentive Award Target	Annual Corporate Performance Factor (80% Weighting on Total)	Annual Individual Performance Achievement (20% Weighting on Total) (2)	Annual Cash Incentive Award Payment (1)
Mr. Côté	$450,000	44%	49%	$202,500
Mr. Spencer	$145,000	44%	80%	$61,200
Mr. Armstrong	$140,000	44%	87%	$60,000
Mr. Dewar	$135,000	44%	91%	$58,300
Dr. Scharre	$135,000	44%	95%	$58,700

(1)	Annual cash incentive award payment disclosed includes first half of fiscal year cash incentive award payment set forth in the preceding table. The second half of fiscal year cash incentive award payment for Messrs. Côté, Spencer, Armstrong and Dewar and Dr. Scharre were $97,900, $27,500, $27,400, $26,900 and $28,600, respectively.
(2)	See above paragraphs for further explanation of annual individual performance achievements.

Fiscal 2012 ICP Design

In August 2011, our Board of Directors approved an annual cash incentive award plan for the Company’s fiscal year ending July 1, 2012. Under this plan, the Company must achieve at least 80% of the target level established for each of two equally weighted financial performance measures (revenue and operating income) before any of our executive officers will be eligible to receive an award payment. If the Company achieves 125% or more of the target level established for the financial performance measures (each measured independently), then our executive officers will be eligible to receive an award payment of up to 150% of his target annual cash incentive award opportunity.

The target annual cash incentive award opportunity will remain the same percentage of base salary that they were in fiscal 2011. Thus, the target annual cash incentive award opportunity for our CEO is 100% of his base salary if the Company achieves 100% of the target level for each of the financial performance measures and our CEO achieves 100% of his individual performance objectives. The target annual cash incentive award opportunity for our other executive officers is 50% of their base salaries if the Company achieves 100% of target level for each of the financial performance measures and the executive officer achieves 100% of his individual performance objectives. The target annual cash incentive award opportunities of our executive officers will be weighted 80% to the achievement of the Company’s financial performance objectives and 20% to the achievement of individual performance objectives.

Long-Term Equity Awards

Equity compensation serves a critical role in our “pay-for-performance” culture and is a key link between the interests of our Named Executive Officers and the long-term interests of our stockholders. We use equity compensation to motivate our Named Executive Officers to deliver business results that drive the market price of the Company’s common stock. Typically, equity awards, in the form of stock options and/or restricted stock awards, are made at the commencement of employment and, thereafter, annually or from time to time following a significant change in job responsibilities or to meet other specific retention objectives.

The size of a Named Executive Officer’s equity award is based primarily on the individual’s performance and responsibilities and position with the Company, as well as on a review of the Named Executive Officer’s current outstanding vested and unvested stock options and restricted stock awards and the practices of the Peer Group. The Compensation Committee also takes into consideration the Company’s overall stock usage for equity awards and the potential dilutive effect on the Company’s stockholders in determining the size of executive officers’ equity awards. On October 16, 2010, in connection with his promotion to the position of Executive Vice President and General Manager, Government Business Unit, the Compensation Committee granted to Mr. Scharre a stock option to purchase 35,000 shares of the Company’s common stock. This stock option was granted with an exercise price of $5.01 per share. The stock option vests over four years, at the rate of 25% on the first anniversary of the effective date of Mr. Scharre’s promotion, and the remainder vesting in monthly increments over the following three years.

In October 2010, in connection with our annual long-term equity incentive award grants and pursuant to our emphasis on each of our Named Executive Officers having a long-term ownership interest in the Company, the Compensation Committee recommended, and our Board of Directors approved, the grant of equity awards in the form of stock options and restricted stock awards to our Named Executive Officers. The Compensation Committee based the size of its recommended awards on an analysis provided by Compensia, the recommendations made by our CEO for each Named Executive Officer (other than with respect to his own award), and the factors described above. The stock options were granted with an exercise price of $6.23 per share and a four-year vesting schedule, with 25% of the shares subject to the options vesting on the first anniversary of the date of grant, and the remainder vesting in monthly increments over the following three years. The restricted stock awards also vest over four years, at the rate of 25% on each of the first four anniversaries of the date of grant.

The equity awards granted to the Named Executive Officers were as follows:

Named Executive Officer	Number of Shares Underlying Stock Option Grant	Number of Shares Underlying Restricted Stock Award
Mr. Côté	200,000	50,000
Mr. Spencer	40,000	15,000
Mr. Armstrong	40,000	15,000
Mr. Dewar	40,000	15,000
Dr. Scharre	20,000	15,000

The equity awards granted to the Named Executive Officers during fiscal 2011 are set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Health, Welfare, and Other Benefits

Our Named Executive Officers are eligible to participate in our employee benefit plans, which are generally provided for all full-time employees, including a tax-qualified Section 401(k) savings plan. We currently match any contributions made to the Section 401(k) plan by our employees, including our executive officers up to a maximum of 50% of the first 3% of compensation contributed to the plan. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

In addition, we provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees in the country in which they are resident. These benefits include group health (medical, dental, and vision) insurance, and group life insurance.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, except as described in the preceding paragraphs, we do not provide any perquisites or other personal benefits to our executive officers, including the Named Executive Officers.

Employment Agreements

While we have not entered into employment agreements with most of our Named Executive Officers, the initial terms and conditions of employment of our CEO are set forth in a written employment offer letter. The negotiation of this employment offer letter was undertaken on our behalf by the Compensation Committee and approved by our Board of Directors. The Compensation Committee decided to use a written agreement to document the terms and conditions of our CEO’s employment to set forth the rights and responsibilities of the parties and to protect the Company’s interests in the event of a termination of employment by providing for the disposition of his compensation and benefits upon specific termination events and by prohibiting him from engaging directly or indirectly in competition with us, from recruiting or soliciting any of our employees, from diverting our customers to a competitor, or from disclosing our confidential information or business practices.

This employment offer letter, which is dated July 17, 2009, provided for an initial base salary, an annual cash incentive award opportunity, and an equity award in the form of a stock option to purchase shares of the Company’s common stock. The employment offer letter also provides our CEO with certain protection in the event of his termination of employment under specified circumstances, including following a change in control of the Company. For a summary of the material terms and conditions of these provisions, see below.

In filling the chief executive officer position, the Compensation Committee was aware that it would be necessary to recruit a candidate from outside the Company with the requisite experience and skills to manage a growing business in a volatile environment. Accordingly, it recognized that it would need to develop a competitive compensation package to attract a qualified candidate in a dynamic labor market. Moreover, any employment offer would have to contain a financial inducement sufficient to motivate the candidate to accept our employment offer over competing offers and to possibly relocate to the Northern California area to assume a demanding position in a new and unfamiliar organization facing unique challenges. At the same time, the Compensation Committee was sensitive to the need to integrate a new chief executive officer into our existing executive compensation structure, balancing both competitive and internal equity considerations.

For a summary of the material terms and conditions of employment for the Named Executive Officers, see “Employment Arrangements” below.

Change in Control and Termination-Based Compensation

Each of the Named Executive Officers is eligible to receive certain payments and benefits in the event of his termination of employment under specified circumstances, including following a change in control of the Company.

Our CEO

In the case of our CEO, his employment offer letter provides that, in the event of his termination of employment by us without cause prior to or more than 12 months after a change in control of the Company, he will continue to receive his annual base salary for a period of nine months and continued health, dental, and life insurance coverage until the earlier of nine months following such termination of employment or the date that he and his dependents are covered by comparable plans by another employer.

The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Côté’s employment absent a change in control, by the Company without cause, in each case assuming his employment had been terminated on July 3, 2011:

Name	Salary		Payment of COBRA		Accrued Vacation		Total
Dave Côté (1)	$	337,500	$	16,869	$	35,481	$389,850

(1)	For this table, the salary is for nine months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2011 times the number of months; COBRA payments are calculated using FY11 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2011.

Our CEO’s employment offer letter also provides that, in the event of his termination of employment by us without cause or his resignation of his position for good reason within 12 months after a change in control of the Company, he will continue to receive his annual base salary for a period of 12 months, his target annual cash incentive award opportunity for the year of termination, accelerated vesting of all of the unvested shares of common stock subject to his outstanding equity awards, and continued health, dental, and life insurance coverage until the earlier of 12 months following such termination of employment or the date that he and his dependents are covered by comparable plans by another employer.

The following table describes the potential payments and benefits that would have been triggered by a termination of Mr. Côté’s employment following a change in control, by the Company without cause or by Mr. Côté for good reason, in each case assuming his employment had been terminated on July 3, 2011:

Name	Salary		Bonus	Payment of COBRA	Accrued Vacation	Equity Acceleration within one year	Total
Dave Côté (1)(2)	$	450,000	$450,000	$22,491	$35,481	$610,125	$1,568,097

(1)	For this table, the salary is for twelve months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2011 times the number of months; COBRA payments are calculated using FY11 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2011.
(2)	For this table, the equity acceleration for stock options is equal to the excess of our closing trading price of $5.83 on July 3, 2011, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our closing trading price of $5.83 on July 3, 2011, multiplied by the number of shares which would have become vested

Messrs. Spencer and Armstrong

In the case of Messrs. Spencer and Armstrong, we have entered into executive severance benefits agreements with each of them. These severance benefits agreements each provide that, in the event of Messrs. Spencer’s or Armstrong’s termination of employment by us without cause or by virtue of a constructive termination of employment prior to or more than 12 months after a change in control of the Company, Messrs. Spencer or Armstrong will (1) continue to receive his annual base salary for a period of six, nine, or 12 months (depending on the length of his employment with the Company), (2) receive his target annual cash incentive award opportunity for the year of termination, prorated by six, nine, or 12 months (depending on the length of his employment with the Company), and (3) receive continued health benefits for him and his dependents for six, nine, or 12 months (depending on the length of his employment with the Company) or earlier expiration of the COBRA benefits continuation period.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment absent a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 3, 2011:

Name	Salary	Bonus		Payment of COBRA	Accrued Vacation	Total
Justin R. Spencer (1)	$290,000	$	145,000	$18,593	$11,558	$465,151
James Armstrong (1)	280,000		140,000	22,076	8,633	450,709

(1)	For this table, the salary is for twelve months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2011 times the number of months; COBRA payments are calculated using FY11 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2011.

These executive severance benefits agreements with Messrs. Spencer and Armstrong also provide for certain severance payments following a change in control of the Company. The agreements provide that, in the event of Messrs. Spencer or Armstrong’s termination of employment by us without cause or by virtue of a constructive termination of employment within 12 months after a change in control of the Company, Messrs. Spencer or Armstrong will (1) continue to receive his annual base salary for a period of 12 months, (2) receive a lump sum cash payment in the amount of (a) his target annual cash incentive award opportunity for the fiscal year during which the termination of employment occurs prorated by the portion of the fiscal year that he was employed by the Company plus (b) the full target annual cash incentive award opportunity for such fiscal year,(3) have the vesting accelerated for all of the unvested shares of common stock subject to his outstanding equity awards, and (4) receive continued health benefits for him and his dependents for 12 months or earlier expiration of the COBRA benefits continuation period.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment following a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 3, 2011:

Name	Salary	Bonus	Payment of COBRA	Accrued Vacation	Equity Acceleration	Total
Justin R. Spencer (1)(2)	290,000	145,000	18,593	11,558	562,188	1,027,339
James Armstrong (1)(2)	280,000	140,000	22,076	8,633	460,722	911,431

(1)	For this table, the salary is for twelve months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2011 times the number of months; COBRA payments are calculated using FY11 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2011.
(2)	For this table, the equity acceleration for stock options is equal to the excess of our share price of $5.83 on July 3, 2011, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our share price of $5.83 on July 3, 2011, multiplied by the number of shares which would have become vested.

Mr. Dewar and Dr. Scharre

In the case of Mr. Dewar and Dr. Scharre, we have entered into executive severance benefits agreements with each of them. These severance benefits agreements each provides that, in the event of Mr. Dewar’s or Dr. Scharre’s termination of employment by us without cause or by virtue of a constructive termination of employment prior to or more than 12 months after a change in control of the Company, Mr. Dewar or Dr. Scharre will (1) continue to receive his annual base salary for a period of nine months and (2) receive continued health benefits for him and his dependents for nine months or earlier expiration of the COBRA benefits continuation period.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment absent a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 3, 2011:

Name	Salary	Payment of COBRA	Accrued Vacation		Total
Dr. Daniel Scharre (1)	$202,500	$16,869	$	12,266	$231,635
Juan Gutierrez Dewar (1)	202,500	16,869		20,717	240,086

(1)	For this table, the salary is for nine months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2011 times the number of months; COBRA payments are calculated using FY11 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2011.

This executive severance benefits agreement with Messrs. Dewar and Scharre also provides for certain severance payments following a change in control of the Company. The agreements provide that, in the event of Mr. Dewar’s or Dr. Scharre’s termination of employment by us without cause or by virtue of a constructive termination of employment within 12 months after a change in control of the Company, Mr. Dewar or Dr. Scharre will (1) continue to receive his annual base salary for a period of 12 months, (2) receive his target annual cash incentive award opportunity for the fiscal year during which the termination of employment occurs, (3) have the vesting accelerated for all or a portion of the unvested shares of common stock subject to his outstanding equity awards (depending on whether the termination of employment occurs before or after the second anniversary of his employment start date), and (4) receive continued health benefits for him and his dependents for 12 months or earlier expiration of the COBRA benefits continuation period.

The following table describes the potential payments and benefits that would have been triggered by a termination of the above officers’ employment following a change in control, by the Company without cause or by the officer for good reason, in each case assuming his or her employment had been terminated on July 3, 2011:

Name	Salary	Bonus	Payment of COBRA	Accrued Vacation	Equity Acceleration	Total
Dr. Daniel Scharre (1)(2)	270,000	135,000	22,491	12,266	67,500	507,257
Juan Gutierrez Dewar (1)(2)	270,000	135,000	22,491	20,717	43,725	491,933

(1)	For this table, the salary is for twelve months based on the above agreement terms which is calculated using monthly salary based on annual salary for fiscal 2011 times the number of months; COBRA payments are calculated using FY11 plan participation rates times number of months; and accrued vacation is taken from calculations based on the Company policy for vacation accrual for fiscal 2011.
(2)	For this table, the equity acceleration for stock options is equal to the excess of our share price of $5.83 on July 3, 2011, over the exercise price of the option, multiplied by the number of shares which would have become vested and exercisable. For restricted stock, the equity acceleration is equal to our share price of $5.83 on July 3, 2011, multiplied by the number of shares which would have become vested.

We believe that these protections assisted us in attracting these individuals to join the Company. We also believe that these protections serve our executive retention objectives by helping the Named Executive Officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of the Company. The terms of these agreements were determined after review by the Compensation Committee and our Board of Directors of our retention goals for each executive officer and an analysis of relevant market data.

Equity Ownership Policy

We believe that our Named Executive Officers should own and hold shares of the Company’s common stock to further align their interests and actions with the interests of our stockholders. Our Named Executive Officers are expected to own and hold 50% of the number of shares of common stock that constitute their target annual equity award. Stock ownership levels are to be achieved by each Named Executive Officer within five years of the date of adoption of these guidelines (which was August 2006), or five years of his first annual equity award as an executive officer. Until this ownership level is achieved, each Named Executive Officer is encouraged to retain at least 10% of the net shares obtained through his participation in the Company’s stock incentive plans.

Shares of common stock that count toward the satisfaction of this policy include: shares owned outright by the executive officer or his immediate family members who share the same household, restricted stock where the restrictions have lapsed, shares acquired upon the exercise of stock options, and shares purchased in the open market in compliance with the law and the Company’s trading policies. Failure to comply with this policy will result in an executive officer’s ineligibility for any additional equity awards until such time as he is in compliance.

Equity Award Grant Practices

The Compensation Committee approves all equity awards granted to our executive officers and other employees, except for non-executive, new hire grants. Our current practice is for the Compensation Committee to review and approve annual equity awards for our Named Executive Officers at its November meeting, with these awards effective on the later of that date, or, if applicable, two days after the release of the Company’s earnings results for its first fiscal quarter. Awards must be made subject to an annual equity pool approved by our Board of Directors, which for fiscal 2011 were approximately 2.5 million shares of the Company’s common stock. Management is required to provide quarterly tracking updates to the Compensation Committee regarding the Company’s equity use.

All equity awards to our executive officers are made under the Company’s stockholder-approved stock plans. The per share exercise price of stock options cannot be less than the closing sale price of a share of the Company’s common stock on the NASDAQ Stock Market on the date of grant.

Compensation Recovery Policy

Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery (“clawback”) policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of the three other most highly-compensated executive officers (other than its chief financial officer). Generally, remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are outside directors and certain other conditions are satisfied.

Though currently non-taxpaying, and as such with no Section 162(m) tax liabilities, to the extent consistent with our overall compensation practices and philosophy, we intend to seek to qualify the variable compensation paid to our executive officers for the “performance-based compensation” exemption from the deduction limit. As such, in approving the amount and form of compensation for our executive officers in the future, we will consider all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deduction limit when it believes that such payments are appropriate to attract and retain executive talent.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed and are not otherwise obligated to provide any Named Executive Officer with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of stock-based compensation awards. Among other things, ASC Topic 718 requires companies to measure and record the compensation expense for all share-based payment awards made to our employees and directors, including stock options and restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award (which, generally, will correspond to the award’s vesting schedule).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended July 3, 2011. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

By the Members of the Compensation Committee

Elizabeth A. Fetter, Chair

James A. Chiddix

Richard N. Snyder

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is currently composed of non-employee directors Elizabeth A. Fetter, Chair, James A. Chiddix and Richard N. Snyder. No interlocking relationship exists between the Board and the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has had one or more executive officers serving as a member of the Company’s Board of Directors or the Compensation Committee.

The following table shows compensation information for the fiscal year ended July 3, 2011 for the Named Executive Officers.

Summary Compensation Table for Fiscal 2011

Name and Principal Position	Year	Salary ($) (6)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Dave G. Cóté	2011	458,654	—	311,500	620,662	202,500	3,942	1,597,258
CEO & Director	2010	398,077	—	—	2,188,509	404,000	5,242	2,995,828

Justin R. Spencer	2011	295,577	—	93,450	124,132	61,184	4,368	578,711
CFO & Secretary	2010	290,000	—	99,666	213,321	130,200	6,893	740,080
	2009	210,808	50,000	—	233,501	86,021	7,531	587,861

James Armstrong	2011	285,385	—	93,450	124,132	59,998	4,326	567,291
Executive Vice President & General Manager, Communications Business Unit	2010	280,000	—	161,957	165,916	125,100	6,677	739,650
	2009	280,000	—	—	149,105	109,145	9,323	547,573

Daniel Scharre (5, 7)	2011	270,865	—	93,450	149,978	58,747	4,970	578,010
Executive Vice President & General Manager, Government Business Unit

Juan Gutierrez Dewar (5)	2011	275,192	—	93,450	124,132	58,313	5,306	556,393
Executive Vice President Worldwide Sales

(1)	These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in restricted stock or restricted stock award). This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the Note 6 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended July 3, 2011, filed with the SEC on September 16, 2011.

(2)	These amounts reflect the value for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the fiscal years ended July 3, 2011, June 27, 2010, and June 28, 2009 for stock options granted to each of the Named Executive Officers in the applicable fiscal year. The assumptions used in the valuation of these awards are set forth in the Note 6 to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended July 3, 2011, filed with the SEC on September 16, 2011.

(3)	First half ICP awards earned for 2011 were paid out in February 2011 and second half ICP awards were paid out in August 2011 to all executives who were eligible to participate in the ICP.

(4)	Amounts for fiscal 2011 are solely for 401(k) employer contribution matches for each Named Executive Officer.

(5)	Dr. Scharre and Mr. Dewar became Named Executive Officers of the Company for their respective areas effective August 12, 2010.

(6)	Regular salary was for 53 weeks in fiscal 2011 for all Named Executive Officers.

Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during the fiscal year ended July 3, 2011. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at fiscal 2011 Year-End Table on the following page. The option awards which were granted prior to fiscal 2011 vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 50% on the third anniversary of grant date. All option awards which were granted to employees in fiscal 2011 vest 25% on the first anniversary of the grant date and the remaining shares will vest in monthly increments over the three years and stock awards which were granted in fiscal 2011 vest 25% annually on each anniversary of the grant date. In addition, awards are subject to acceleration of vesting as noted below under “Certain Relationships and Related Party Transactions.”

Grants of Plan-Based Awards For Fiscal 2011

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2) & (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Dave G. Cóté	10/29/2010					200,000	—	620,662
	10/29/2010				50,000		6.23	311,500
		—	450,000	675,000
Justin R. Spencer	10/29/2010					40,000	—	124,132
	10/29/2010				15,000		6.23	93,450
		72,500	145,000	217,500
James Armstrong	10/29/2010					40,000	—	124,132
	10/29/2010				15,000		6.23	93,450
		70,000	140,000	210,000
Daniel Scharre	8/17/2010					35,000	—	87,912

	10/29/2010					20,000	—	62,066

	10/29/2010				15,000		6.23	93,450
		67,500	135,000	202,500
Juan Gutierrez Dewar	10/29/2010					40,000	—	124,132

	10/29/2010				15,000		6.23	93,450
		67,500	135,000	202,500

(1)	These amounts reflect the grant date fair value for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options or by vesting in a restricted stock award). The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 6 of our financial statements in our Form 10-K for the year ended July 3, 2011, as filed with the SEC.

(2)

Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable under the Fiscal 2011 Incentive Compensation Plan for our Named Executive Officers. The threshold column assumes the achievement of either the corporate or other performance goals at the threshold level. The target column assumes the target achievement for both corporate and other performance goals. The maximum column assumes the maximum achievement for both corporate and other performance goals. The Compensation Committee set the payout range from zero to 140% based on the percentage performance achievement. Amounts are calculated using base salary paid for fiscal year 2011, including any salary adjustments.

(3)	The target bonus amount can be calculated by multiplying the base salary of each Named Executive Officer times the target participation rate of such executive as set forth in the “Annual Cash Incentive Awards” section above. Mr. Cóté’s bonus participation rate is 100% of base salary, and the remaining Named Executive Officers’ bonus participation rates are 50% of base salary.

Outstanding Equity Awards

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2011, which ended on July 3, 2011.

Outstanding Equity Awards at Fiscal 2011 Year-End

	Option Awards (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Dave G. Cóté	431,250	468,750	(2)	5.25	8/3/16
		200,000	(3)	6.23	10/29/17
						50,000	(15)	291,500
Justin R. Spencer	75,000	75,000	(4)	3.79	9/30/13
	35,625	54,375	(5)	4.57	11/6/16
		40,000	(6)	6.23	10/29/17
						9,492	(13)	55,338
						15,000	(15)	87,450
James Armstrong	50,000			7.97	9/4/11
	30,000			5.17	8/2/12
	50,000			3.94	2/4/13
	38,500	38,500	(7)	4.78	8/25/13
	27,708	42,292	(8)	4.57	11/6/16
		40,000	(6)	6.23	10/29/17
						15,424	(14)	89,922
						15,000	(15)	87,450
Daniel Scharre	18,958	46,042	(9)	5.54	4/19/17
		35,000	(10)	5.01	8/2/17
		20,000	(11)	6.23	10/29/17
						15,000	(15)	87,450
Juan Gutierrez Dewar	33,333	66,667	(12)	6.28	3/1/17
		40,000	(6)	6.23	10/29/17
						15,000	(15)	87,450

(1)	Options and unvested stock awards held by Named Executive Officers are subject to acceleration of vesting pursuant to agreements between the Company and each Named Executive Officer as described under “Certain Relationships and Related Party Transactions.” For Stock Awards, market value is based on the closing price of our common stock of $5.83 on July 3, 2011, as reported on The NASDAQ Stock Market LLC.

(2)	The option was granted on August 13, 2009. 225,000 shares vested on August 13, 2010 and 206,250 shares vested monthly in fiscal 2011 for 11 months. Remainder of shares will vest in monthly increments over the next two years subject to continuing service with the Company.

(3)	The option was granted on October 29, 2010. 50,000 shares will vest on October 29, 2011; and remainder of shares will vest in monthly increments over the following three years subject to continuing service with the Company.

(4)	The option was granted on October 8, 2008. 37,500 shares each vested on October 8, 2009 and October 8, 2010. Rest of shares will vest on October 8, 2011 subject to continuing service with the Company.

(5)	The option was granted on November 6, 2009. 22,500 shares vested on November 6, 2010 and 13,125 vested monthly for 7 months in fiscal 2011. Assuming continued employment with the Company, rest will vest in monthly increments over the next 29 months.

(6)	The option was granted on October 29, 2010. 10,000 shares will vest on October 29, 2011; and remainder of shares will vest in monthly increments over the following three years subject to continuing service with the Company.

(7)	The option was granted on August 25, 2008. 19,250 shares vested on August 25, 2009 and 19,250 vested on August 25, 2010 and 38,500 will vest on August 25, 2011 subject to continuing service with the Company.

(8)	The option was granted on November 6, 2009. 17,500 shares vested on November 6, 2010 and 10,208 shares vested monthly in fiscal 2011. Assuming continued employment with Symmetricom, remainder will vest in monthly increments over the next 29 months.

(9)	The option was granted on May 7, 2010. 16,250 shares vested on April 19, 2011 (vesting schedule effective on his hiring date, April 19, 2010 with the Company) and 2,708 shares vested monthly for two months in fiscal 2011. Remainder of shares will vest in monthly increments subject to continuing service with the Company.

(10)	The option was granted on August 16, 2010. 8,750 shares will vest on August 02, 2011 (vest schedule to be effective on August 2, 2010 on his promotion date) and remainder of shares will vest in monthly increments over the following three years subject to continuing service with the Company.

(11)	The option was granted on October 29, 2010. 5,000 shares will vest on October 29, 2011; and remainder of shares will vest in monthly increments over the following three years subject to continuing service with the Company.

(12)	The option was granted on April 8, 2010 as new hire grant and vesting effective 3/1/2010 which is the start date with the Company. 25,000 shares vested on March 1, 2011 and 8,333 shares vested monthly for three months in fiscal 2011. Assuming continued employment with the Company, remainder will vest in monthly increments over the next 33 months.

(13)	The award was granted on August 13, 2009. 9,492 shares vested on August 13, 2010 and rest will vest on August 13, 2011.

(14)	The award was granted on August 13, 2009. 15,425 shares vested on August 13, 2010 and rest will vest on August 13, 2011.

(15)	The award was granted on October 29, 2010. 25% shares each will vest annually on the anniversary date of Grant.

Option Exercises and Stock Vested

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during Fiscal 2011, which ended on July 3, 2011.

Option Exercises and Stock Vested For Fiscal 2011

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Justin R. Spencer	9,492	45,751
James Armstrong	22,925	114,699

(1)	The value realized equals the closing trading price of our common stock on the vesting date, multiplied by the number of shares that vested.

Nonqualified Deferred Compensation

We maintain the Deferred Compensation Plan (the “DCP”), which allows eligible employees, including executive officers and members of our Board of Directors, to voluntarily defer receipt of a portion of their cash compensation on a pre-tax basis up to a maximum of 100% of base salary, bonus, or director fees until the date or dates elected by the participant, thereby allowing the participant to defer taxation on such amounts. The DCP is offered to certain highly-compensated employees to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our tax-qualified Section 401(k) savings plan.

The DCP itself is “unfunded.” Nonetheless, we have chosen to informally finance the DCP with one or more assets. These assets are held in a special trust at Prudential Bank and Trust Company in the name of the Company for part of fiscal 2011 and we moved to Putnam Investments Company in fiscal 2011. Participants do not own the assets. In exchange for deferring compensation, a participant is presented with a menu of investment options which can be used to allocate his or her account as he or she deems appropriate. These selection or reference accounts are then used to track the value of the participant’s benefit. The participant’s account balance and the DCP liability to the Company are dictated by the contributions made to the plan and the market value fluctuations of the reference accounts selected by the participant.

The Company offers eligible participants an array of investment options as reference funds. The Company invests in the same options, in the same amounts and allocations as the reference funds selected by participants. The intent is that these investment choices will be used as a source to pay liabilities of the DCP as they come due. The Company has selected an array of mutual funds to informally fund the contributions made to the DCP. The mutual fund investments are held in a special “Grantor Trust” (sometimes referred to as a “Rabbi Trust”) as a Company asset. The trustee of the DCP is Prudential Bank and Trust Company for part of the fiscal 2011 and we moved to Putnam Investments which acted as trustee for rest of the fiscal 2011.

Contributions to the DCP has been discontinued during fiscal 2011 and no contributions are currently accepted with the exception of payments for fiscal 2011 which are made in fiscal 2012.

The following table shows Nonqualified Deferred Compensation information for the Named Executive Officers.

Nonqualified Deferred Compensation For Fiscal 2011

Name	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Balance at Last Fiscal Year End ($)
Justin R. Spencer	10,564	53,240

(1)	No portion of the earnings in this column is included in the Summary Compensation Table for the fiscal year ended July 3, 2011 because such earnings are not considered preferential or above market.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of July 3, 2011 with respect to compensation plans under which our equity securities are authorized for issuance. We have not issued any securities under equity compensation plans that have not been approved by our stockholders.

Equity Compensation Plan Information as of July 3, 2011

Plan category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	6,534,460	$5.78	4,463,813
Equity Compensation plans not approved by security holders	—	$—	—

Total	6,534,460	$5.78	4,463,813

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of our fiscal year ended July 3, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of the Company’s capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above under “Compensation Discussion and Analysis.”

Policies and Procedures with Respect to Related Party Transactions

Our Audit Committee is responsible for reviewing and approving in advance any substantive related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is accessible on our website at http://www.symmetricom.com, in the section titled, “Investor Relations” under the subsection titled, “Corporate Governance.”

To help identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest.

In addition, our code of business conduct and ethics establishes the corporate standards of behavior for all our employees and officers, including the requirement to identify conflicts of interest. The code of conduct is available on our website at http://www.symmetricom.com, in the section titled, “Investors” under the subsection titled, “Charters and Policies.” Our code of conduct requires any employee, officer or director who becomes aware of a potential or actual conflict of interest to disclose it promptly to a supervisor or the chief executive officer or chief financial officer. In addition, our code of conduct requires any person who becomes aware of any departure from the standards in our code of conduct to report his or her knowledge promptly to their supervisor.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended July 3, 2011, which include the consolidated balance sheets of the Company as of June 27, 2010, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years for the period ended July 3, 2011, June 27, 2010 and June 28, 2009 and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company including the matters in the written disclosures required by the Public Company Accounting Oversight Board and considered the compatibility of non-audit services with their independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls in connection with their audit procedures, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form l0-K for the year ended July 3, 2011 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

By the Members of the Audit Committee

Robert M. Neumeister Jr., Chair

Alfred F. Boschulte

Elizabeth A. Fetter

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, and date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

We have adopted a procedure called “householding,” under which we will deliver only one copy of our Annual Report on Form 10-K and proxy statement to stockholders of record who share the same address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. A separate proxy card for each stockholder of record will be included in the materials. This procedure reduces our printing costs and mailing costs and fees. Upon written or oral request, we will promptly deliver a separate Annual Report on Form 10-K and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report on Form 10-K or this proxy statement, contact us at Symmetricom, Inc., 2300 Orchard Parkway, San Jose, California 95131-1017, attention: Investor Relations, or by calling +1 (408) 433-0910.

In addition, any person who was a beneficial owner of common stock on the record date for the 2011 Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2011 filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report, which will be furnished upon payment of the Company’s reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Symmetricom, Inc., 2300 Orchard Parkway, San Jose, CA 95131-1017.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ JUSTIN R. SPENCER
Justin R. Spencer
Executive Vice President Finance and Administration, Chief Financial Officer and Secretary

Dated: September 28, 2011

ANNUAL MEETING OF STOCKHOLDERS OF SYMMETRICOM, INC. October 28, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.symmetricom.com/annualproxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Robert T. Clarkson O David G. Côté O Alfred Boschulte O James A. Chiddix O Elizabeth A. Fetter O Robert M. Neumeister, Jr. O Dr. Richard W. Oliver O Richard N. Snyder O Robert J. Stanzione 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year 3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement 4. To approve, on a non-binding advisory basis, the frequency of a future advisory vote on the compensation of the Company’s named executive officers 5. The Board of Directors is not aware of any other business to come before the Annual Meeting. However, in their discretion, the Proxies appointed on the reverse side are authorized to vote in their discretion upon any other matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20930304000000000000 9 102811 FOR AGAINST ABSTAIN 1 year 2 years 3 years ABSTAIN

14475 SYMMETRICOM, INC. 2011 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Symmetricom, Inc., a Delaware corporation (the “Company”), hereby revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 28, 2011, and hereby appoints David G. Côté and Justin R. Spencer, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of Symmetricom, Inc. to be held on October 28, 2011, at 1:00 p.m., at the offices of the company, at 2300 Orchard Parkway, San Jose, California 95131-1017, and at any adjournments or postponements thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” PROPOSALS 2 AND 3, FOR “ONE YEAR” FOR PROPOSAL 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. EITHER OF SUCH ATTORNEYS-IN-FACT OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER. (Continued and to be signed on the reverse side)